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                                                                    EXHIBIT 21.1
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                           SUBSIDIARIES OF REGISTRANT
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Subsidiary                                    Jurisdiction of Incorporation
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L.A. Gear California, Inc.                    California

Raegal Finance, Inc.                          Texas

L.A. Gear Licensing Corp.                     California

Brands Acquisition Corp.                      California

L.A. Gear (France) SARL                       France

L.A. Gear (Benelux) B.V.                      Netherlands

L.A. Gear (UK) Limited                        United Kingdom

L.A. Gear (Deutschland) GmbH                  Germany

L.A. Gear (Italia) SRL                        Italy

L.A. Gear Korea                               Korea

L.A. Gear H.K. Ltd.                           Hong Kong

L.A. Gear Sportswear, Ltd.                    Hong Kong

L.A. Gear (Mexico), S.A. de C.V.              Mexico

L.A. Gear Servicios, S.A. de C.V.             Mexico

L.A. Gear - Inchcape Limited                  British Virgin Islands

L.A. Gear (Far East) Limited                  British Virgin Islands